EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-131935) on Form S-8, (No. 333-131512) on Form S-3 and (No. 333-129777) on Form S-3 of InfoSonics Corporation of our report dated February 10, 2006 relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of InfoSonics Corporation for the year ended December 31, 2005.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

March 31, 2006